Exhibit 99.1

PRESS RELEASE

Financial Contact:	Media Contact:
Kellie S. Pruitt	Robert Milligan
Chief Financial Officer	Senior Vice President of Corporate Finance
Healthcare Trust of America, Inc.	Healthcare Trust of America, Inc.
480.258.6637	480.998.3478
kelliepruitt@htareit.com	robertmilligan@htareit.com

Healthcare Trust of America, Inc. Announces $300 Million Term Loan Refinancing
SCOTTSDALE, ARIZONA, January 7, 2014 - Healthcare Trust of America, Inc. (NYSE: HTA) announced today that it had executed a new $300 million senior unsecured, 4-year term loan (the “New Term Loan”). The New Term Loan replaces the existing $300 million term loan (the “Existing Term Loan”) that was originally scheduled to mature in March 2016. The New Term Loan will have an initial maturity date of January 2018 and can be extended by HTA for up to 1 year, subject to certain conditions.
Based on HTA’s recent upgrade by Moody’s to Baa2 (announced on December 19, 2013), the New Term Loan will be initially priced at LIBOR plus 120 bps. This represents a reduction of 65 bps from the borrowing cost on the Existing Term Loan as of December 18, 2013. The ratings upgrade also reduced the borrowing rate and facility fees on HTA’s existing (i) $650 million revolving credit facility maturing in 2016 and (ii) $155 million term loan maturing in 2019. As a result, total interest expense savings on the current outstanding balances on these facilities are anticipated to total over $2.5 million in 2014.
J.P. Morgan Securities LLC and Wells Fargo Securities, LLC served as Joint Bookrunners and Joint Lead Arrangers with JP Morgan Chase Bank, N.A. serving as the Administrative Agent and Wells Fargo Bank, National Association serving as the Syndication Agent. U.S. Bank National Association, Fifth Third Bank, Capital One, N.A., Regions Bank, Compass Bank and Bank of Montreal were documentation agents. The Bank of Nova Scotia and PNC Bank served as managing agents.
“The New Term Loan demonstrates the credit strengths of HTA’s medical office building portfolio, its enterprise property management and leasing platform, and our strong and flexible balance sheet,” stated Kellie S. Pruitt, Chief Financial Officer at HTA. “We are pleased to continue growing our relationships with these leading financial institutions.”
About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. (NYSE:HTA), a publicly traded real estate investment trust, is a full-service real estate company focused on acquiring, owning and operating high-quality medical office buildings that are predominantly located on or aligned with campuses of nationally or regionally recognized healthcare systems in the U.S. Since its formation in 2006, HTA has invested approximately $3.0 billion to build a portfolio of properties that is comprised of approximately 14.1 million square feet of gross leasable area located in 27 states. It operates its properties through regional offices in Scottsdale, Atlanta, Indianapolis, Dallas and Pittsburgh.
For more information on Healthcare Trust of America, Inc., please visit www.htareit.com.

FORWARD-LOOKING LANGUAGE
This press release contains certain forward-looking statements. Forward-looking statements are based on current expectations, plans, estimates, assumptions and beliefs, including expectations, plans, estimates, assumptions and beliefs about HTA, stockholder value and earnings growth.
The forward-looking statements included in this press release are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond HTA’s control. Although HTA believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, HTA’s actual results and performance could differ materially and in adverse ways from those set forth in the forward-looking statements. Factors which could have a material adverse effect on HTA’s operations and future prospects include, but are not limited to:
•  changes in economic conditions affecting the healthcare property sector, the commercial real estate market and the credit market;
•  competition for acquisition of medical office buildings and other facilities that serve the healthcare industry;
•  economic fluctuations in certain states in which HTA’s property investments are geographically concentrated;
•  retention of HTA’s senior management team;
•  financial stability and solvency of HTA’s tenants;
•  supply and demand for operating properties in the market areas in which HTA operates;
•  HTA’s ability to acquire real properties, and to successfully operate those properties once acquired;
•  changes in property taxes;
•  legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry;
•  fluctuations in reimbursements from third party payors such as Medicare and Medicaid;
•  changes in interest rates;
•  the availability of capital and financing;
•  restrictive covenants in HTA’s credit facilities;
•  changes in HTA’s credit ratings;
•  HTA’s ability to remain qualified as a REIT; and
•  the risk factors set forth in HTA’s 2012 Annual Report on Form 10-K for the year ended December 31, 2012 and in HTA’s Quarterly Reports on Form 10-Q.
Forward-looking statements speak only as of the date made. Except as otherwise required by the federal securities laws, HTA undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this press release or that may be made elsewhere from time to time by, or on behalf of, HTA.